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                                                                EXHIBIT 4.11.4


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                               AMFM OPERATING INC.


                                   AS OBLIGOR


                                       AND

                           THE GUARANTORS NAMED HEREIN

                                       AND

                              THE BANK OF NEW YORK,


                                   AS TRUSTEE


                  --------------------------------------------



                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 18, 2000

                                       TO

                                    INDENTURE


                         DATED AS OF SEPTEMBER 30, 1998


                  --------------------------------------------



                                  $750,000,000

                9% SENIOR SUBORDINATED NOTES DUE OCTOBER 1, 2008





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         THIRD SUPPLEMENTAL INDENTURE dated as of January 18, 2000, among AMFM
OPERATING INC., a Delaware corporation (the "Company"), the subsidiaries listed on Schedule I hereto (collectively, the "New Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, Chancellor Media Corporation of Los Angeles, a Delaware corporation "CMCLA") and certain subsidiary guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of September 30, 1998, as amended by that certain First Supplemental Indenture dated as of August 23, 1999 by and among CMCLA, the guarantors named therein and the Trustee and that certain Second Supplemental Indenture dated as of November 19, 1999 by and among the Company, the guarantors named therein and the Trustee (as amended, the "Indenture"), providing for the issuance of $750,000,000 aggregate principal amount of 9% Senior Subordinated Notes due October 1, 2008 (the "Notes");

         WHEREAS, pursuant to that Second Supplemental Indenture, dated as of November 19, 1999, the Company assumed the obligations under the Notes and the Indenture;

         WHEREAS, the Company, the New Subsidiary Guarantors and the Trustee desire by this Third Supplemental Indenture pursuant to and as contemplated by the provisions of the Indenture relating to the addition of guarantors, including Sections 4.19 and 11.03, to add the New Subsidiary Guarantors as guarantors.

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and each of the New Subsidiary Guarantors (and in the case of any guarantor that is a limited partnership or a limited liability company, the Board of Directors of the general partner or sole member, respectively); and

         WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                    ARTICLE I

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

         Section 1.01 ASSUMPTION. Each of the New Subsidiary Guarantors hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Third Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Third Supplemental Indenture.







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                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01 DEFINED TERMS. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         Section 2.02 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

         Section 2.03 GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 2.04 SUCCESSORS. All agreements of the Company and the New Subsidiary Guarantors in this Third Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

         Section 2.05 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         Section 2.06 SEVERABILITY. In case any one or more of the provisions in this Third Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 2.07 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the New Subsidiary




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Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         Section 2.08 EFFECTIVENESS. This Third Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of an opinion of Vinson & Elkins L.L.P., counsel to the Company, which shall be dated no earlier than the date hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.

                                     AMFM OPERATING INC.,
                                     as Obligor


                                     By:  /s/ W. Schuyler Hansen
                                        --------------------------------------
                                        W. Schuyler Hansen
                                        Senior Vice President and
                                        Chief Accounting Officer


                                     ON BEHALF OF EACH OF THE NEW SUBSIDIARY
                                     GUARANTORS LISTED ON SCHEDULE I HERETO*


                                     By:  /s/ Kathy Archer
                                        --------------------------------------
                                        Kathy Archer
                                        Senior Vice President

                                     THE BANK OF NEW YORK,
                                     as Trustee


                                     /s/ Remo J. Reale
                                     -----------------------------------------
                                     By:  Remo J. Reale
                                        --------------------------------------
                                     Title:  Vice President
                                           -----------------------------------



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*For AMFM LA, LLC, by the Company, its sole member. For AMFM Texas, LLC, by
Chancellor Media/Shamrock Broadcasting, Inc., its sole member.







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                                   SCHEDULE I

                            NEW SUBSIDIARY GUARANTORS

AMFM San Diego, Inc., a Delaware corporation
AMFM Washington D.C., Inc., a Delaware corporation
AMFM LA, LLC, a Delaware limited liability company
AMFM Texas, LLC, a Delaware limited liability company